Exhibit 10.7(a)

FIRST AMENDMENT TO EMPLOYMENT CONTRACT

Effective as of January 1, 2012 an employment contract (the “Employment Contract”) was entered into by and between Impac Mortgage Holdings, Inc. (“Employer”) and Joseph Tomkinson (“Employee”).

WHEREAS, the contract term was from January 1, 2012 through December 31, 2014;

WHEREAS, the contract has been in force for approximately;

WHEREAS, the parties thereto wish to amend the terms thereof for the calendar year 2012;

Now, therefore the parties agree and understand that pursuant to the terms thereof Employee is entitled to an Annual Bonus consistent with the terms specified in Section 3.1(b) of the Employment Contract.  For valid consideration, the receipt of which is hereby acknowledged, the parties agree that the amount of the earned bonus for the calendar year 2012 shall be reduced by the amount of $150,000.  Employee specifically acknowledges that he understands that as a result, he will receive a bonus amount for 2012, but the amount will be as identified in Section 3.1(b) less $150,000.

In all other regards the Employment Contract and its terms hereby ratified and restated.

Dated:

/s/ Joseph Tomkinson

Joseph Tomkinson

/s/ Ron Morrison

Impac Mortgage Holdings, Inc.
By Ron Morrison
EVP